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                                                                  EXHIBIT 8.1

                        [LATHAM & WATKINS LETTERHEAD]





                               February 5, 1998


United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209-2241

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     You have requested our opinion concerning the material federal income tax consequences of the exchange of 8 3/4% Senior Subordinated Notes due 2007, Series B of United Defense Industries, Inc. (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 8 3/4% Senior Subordinated Notes due 2007, Series A of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

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United Defense Industries, Inc.
February 5, 1998
Page 2

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Certain Federal Income Tax Considerations" and "Legal Matters."

                                         Very truly yours,

                                         /s/ Latham & Watkins
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